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                                                                   EXHIBIT 23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1999 relating to the financial statements and our report dated February 3, 1999 related to the financial statement schedule, which appear in Genus, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Jose, California
August 9, 1999